Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2019, relating to the consolidated financial statements of Rack Holdings, Inc. appearing in the Definitive Proxy Statement on Schedule 14A of One Madison Corporation as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

August 8, 2019